EXHIBIT 6.16

THIS PROMISSORY NOTE AND THE SECURITIES HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

PROMISSORY NOTE

US $_________	Date: ______________

FOR VALUE RECEIVED, the undersigned, StrikeForce Technologies, Inc., a New Jersey corporation (“Obligor”), hereby promises to pay to the order of Mark L. Kay (“Holder(s)”), the principal sum of U.S. _____________________($_________), with [8-10% Interest on Note issued on or before fiscal 2010 and 0% on Notes issued from mid-2010 forward] on the principal amount payable in cash at maturity. The principal and interest due hereunder shall be payable in full prior to or by the end of __________________(the “Maturity Date”) or later if mutually agreed upon by the Holder and Obligor. In the event that any payment to be made hereunder shall be or become due on a Saturday, Sunday or any other day which is a legal bank holiday under the laws of the State of New Jersey, such payment shall be or become due on the next succeeding business day.

Representations of Holder. In order to induce Obligor to issue this Note, Holder hereby represents and warrants to Obligor that:

(a)	Holder is a natural person and is an “accredited investor” within the meaning of Rule 501 under the Securities Act;

(b)	Holder has sufficient knowledge and experience in investing in companies similar to Obligor in terms of Obligor's stage of development so as to be able to evaluate the risks and merits of its investment in Obligor and it is able financially to bear the risks thereof;

(c)	Holder has had an opportunity to discuss Obligor's business, management and financial affairs with Obligor's management;

1.	Prepayment. Obligor shall be permitted to prepay the principal or interest hereof in whole or in part, without the written consent of Holder. If Obligor prepays this Promissory Note prior to its Maturity Date then the Holder will receive a ten (10%) percent prepayment redemption.

2.	No Waiver. No failure or delay by Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between Obligor and Holder shall operate as a waiver of any rights by Holder.

3.	Waiver of Presentment and Notice of Dishonor. Obligor and all endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

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4.	Assignability. Holder may not assign or Transfer this Note without prior written consent of Obligor. Obligor may not assign or delegate its rights or obligations hereunder without the prior written consent of Holder.

5.	Events of Default. The entire unpaid principal amount of this Note and the interest due thereon shall automatically become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (each an “Event of Default” and collectively, the “Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

(a)	if default shall be made in the due and punctual payment of the principal of this Note or the interest due thereon when and as the same shall become due and payable, whether at the Maturity Date, or by acceleration or otherwise, and such default shall have continued for a period of five days;

(b)	(b) if Obligor shall:

(i)	admit in writing its inability to pay its debts generally as they become due;

(ii)	file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii)	make an assignment for the benefit of creditors;

(iv)	consent to the appointment of a receiver of the whole or any substantial part of its property;

(v)	on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

(vi)	file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(c)	if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of Obligor, a receiver of the whole or any substantial part of Obligor’s property, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof; or

(d)	if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor’s property and such custody or control shall not be terminated or stayed within ninety (90) days from the date of assumption of such custody or control.

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6.	Remedies. In case any one or more of the Events of Default shall have occurred, Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of Holder. Obligor shall be responsible for Holders legal fees associated with any collection efforts.

7.	Relationship of the Parties. It is hereby acknowledged by the Holder and the Obligor that the relationship between them created hereby and by the other documents/instruments comprising part of the Loan Documents is that of creditor and debtor and is not intended to be and shall not in any way be construed to be that of a partnership, a joint venture, or principal and agent; and it is hereby further acknowledged that disbursement of any Loan Proceeds to anyone other than Obligor pursuant to the terms, covenants and conditions of this Agreement shall not be deemed to make Lender a partner, joint venturer, or principal or agent of Obligor, but rather shall be deemed to be solely for the purpose of protecting Holder's security for the indebtedness evidenced by the Note and other indebtedness of Obligor to Holder.

8.	Applicable Law and Consent To Jurisdiction. This Note is made and delivered in, and shall be governed by, enforced under and interpreted in accordance with the laws of the State of New Jersey without giving effect to the principles of conflicts of law. The Maker hereby submits to the exclusive jurisdiction of the courts of the State of New Jersey located in Hunterdon County in respect of the interpretation and enforcement of the provisions of this Note, of any other Loan Document and of any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by this Note, and hereby waives and agrees not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Note and/or any of the Loan Documents and/or any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by this Note that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that its property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, suit or proceeding is improper. The Obligor further agrees that any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with the Notice provision of this Note.

9.	No Jury Trial. In any litigation relating to this Note or any other Loan Document or any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced hereby, the Holder and Obligor hereby waive their right to trial by jury. The parties acknowledge that they have consulted with their respective counsel specifically on the ramifications of waiving the right to request trial by jury prior to agreeing to this provision.

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10.	Indemnification By Obligor. The Obligor shall indemnify and hold harmless the Holder and the Holder’s Representatives from and against any liability, loss, claim, demand, damage, expense (including costs of investigation, defense and counsel fees incurred prior to trial, during trial and on any appeal) or diminution in value, arising from or in connection with: (i) any breach of any representation or warranty of the Obligor made or contained in this Note or in any other Loan Document or in or under any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by same, or (ii) any breach of any agreement of the Obligor made or contained or referred to in this Note or in any other Loan Document or in any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by same; or (iii) any claim made, at any time before or after the Loan in paid in full, by anyone, including the Obligor and any Guarantor; or (iv) any and all claims asserted against the Collateral or the Additional Collateral; or (v) any and all claims asserted against the Lender concerning the Loan. This indemnification shall include all claims, liabilities and causes of action asserted against the Holder whether brought at any time before or after the Loan is paid in full and shall also include the Holder’s defense against any claim or action by the Obligor or any Guarantor concerning the Loan whether brought at any time before or after the Loan is paid in full. This provision shall supplement and be in addition to any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Note in or under any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by same. It is intended that this provision and any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Note or any other Loan Document be as broad and inclusive as possible to fully protect the Holder.

11.	Third-Party Claims. In the event that any claim or demand to which the Holder is entitled to indemnification is asserted by a third party at any time before or after the Loan in paid in full, the Holder shall notify the Obligor of the claim or demand, and the Obligor shall undertake the defense thereof by counsel of its own choosing. In the event that the Obligor fails to give the Holder notice of its agreement, as the indemnifying party, to defend within five (5) days after receipt of notice of the claim or demand, or thereafter fails to properly defend, the Holder may, by counsel of its own choosing, upon notice to the Obligor, undertake the defense, compromise or settlement of such claim or demand on behalf of and for the account and risk of the Obligor and at the Obligor’s sole expense. The term “defense” includes all necessary action to protect the Holder prior to trial, during trial and on any appeal. This provision shall supplement and be in addition to any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Note or any other Loan Document. It is intended that this provision and any other "hold harmless and indemnify" provision or "indemnity and reimbursement" provision contained in this Note or any other Loan Document be as broad and inclusive as possible to fully protect the Holder.

12.	Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Note and the intents and purposes hereof.

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13.	Construction. Each of the parties hereto hereby further acknowledges and agrees that: (a) each has been advised by counsel during the course of negotiations; (b) each counsel has had significant input in the development of this Note; and (c) this Note shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Note.

14.	Grammar. Throughout this Note the masculine, the feminine and the neuter shall be interchangeable, and the singular and the plural shall be interchangeable, unless the context of this Note indicates otherwise.

15.	Loan Documents. This Note and any other document, instrument, or agreement, evidencing, securing or otherwise relating to the indebtedness evidenced by this Note shall collectively be known as the “Loan Documents.” The terms of each of the Loan Documents are specifically incorporated herein. In addition, the terms of each of the Loan Documents are specifically incorporated into each of the other Loan Documents.

16.	Original and Counterparts. This Note may be executed in any number of counterparts (duplicate copies), any one of which shall be deemed to an original, although the others are not produced.

17.	Entire Agreement. This Note the Loan Documents and all documents and instruments referred to herein: (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

18.	Binding Agreement. This Note shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

19.	Severability. In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20.	Amendment; Waiver. Any term, covenant, agreement or condition of this Note may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), written agreement of the Obligor and the Holder.

21.	Limit of validity -Usury Limitation. If for any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the current limit of validity, but such obligation shall be fulfilled to the limit of validity. Any payments inadvertently charged to Obligor or collected by Holder that would constitute interest in excess of any applicable legal limit shall be applied by Holder to the reduction of the unpaid principal amount due hereunder. It is the intention of Obligor and Holder not to create any obligation in excess of the amount allowable by law. The provisions of this paragraph shall control every other provision of this Note.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.

STRIKEFORCE TECHNOLOGIES, INC.

By:
Mark L. Kay, CEO

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